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                                                       Exhibit (15)




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549



            RE:   Ecolab Inc. Registration Statements on Form S-8
                  (Registration Nos. 2-60010; 2-74944; 33-1664;
                  33-41828; 2-90702; 33-18202; 33-55986; 33-56101;
                  33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125;
                  33-60266; 33-65364; 33-59431;
                  333-18617; 333-21167; and 333-35519) and Ecolab Inc.
                  Registration Statement on Form S-3
                  (Registration No. 333-14771)

We are aware that our report dated October 21, 1997 on our reviews of interim financial information of Ecolab Inc. for the periods ended September 30, 1997 and 1996, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                     /s/ Coopers & Lybrand L.L.P.
                                     COOPERS & LYBRAND L.L.P.



Saint Paul, Minnesota
November 12, 1997